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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 13, 2001 (except with respect to the matter discussed in the second, third and fourth paragraphs of Note 1 and the third paragraph of Note 6, as to which the date is August 2, 2001) and to all references to our Firm in this registration statement.

August 2, 2001                                               Arthur Andersen LLP
New York, New York